UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 8, 2014, the registrant issued a press release announcing its financial results for the quarter ended March 31, 2014. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02 – Appointment of Certain Officers

On May 6, 2014, the registrant’s Board of Directors elected Robert Ollwerther to the position of Chief Operating Officer.

Mr. Ollwerther, 57, has served as a Managing Director for TPG Special Situations Partners (“TSSP”) since 2014. From 2013 to 2014, he was a senior advisor to TSSP. From 2008 to 2012, he was Chief Operating Officer of Avenue Capital Group, a global firm with over $13 billion in assets under management. Prior to that, Mr. Ollwerther spent over 25 years at Merrill Lynch in various senior leadership roles, most recently as Managing Director and Chief Operating Officer of the Hedge Fund Management & Development Group. He is a Certified Public Accountant with a B.S. from Fairfield University and an M.B.A. from New York University’s Stern School of Business.

Item 7.01 – Regulation FD Disclosure

On May 8, 2014, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the declaration of a second fiscal quarter of 2014 dividend of $0.38 per share, payable on or about July 31, 2014 to stockholders of record as of June 30, 2014.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

99.1	Press Release, dated May 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: May 8, 2014	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Financial Officer

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